Designated Filer: Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol: Builders FirstSource, Inc. (BLDR)
Date of Event Requiring Statement: March 2, 2012

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners LLC, its Sole Member, By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: March 6, 2012
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS PARTNERS LLC

By: Warburg Pincus & Co., its Managing Member

By: /s/ Scott A. Arenare	Date: March 6, 2012
Name: Scott A. Arenare Title: Partner

WARBURG PINCUS LLC

By: /s/ Scott A. Arenare	Date: March 6, 2012
Name: Scott A. Arenare Title: Managing Director

WARBURG PINCUS & CO.

By: /s/ Scott A. Arenare	Date: March 6, 2012
Name: Scott A. Arenare Title: Partner

CHARLES R. KAYE

By: /s/ Scott A. Arenare	Date: March 1, 2012
Name: Charles R. Kaye By: Scott A. Arenare, Attorney-in-Fact

JOSEPH P. LANDY

By: /s/ Scott A. Arenare	Date: March 1, 2012
Name: Joseph P. Landy By: Scott A. Arenare, Attorney-in-Fact